SHARE TRANSFER AGREEMENT

This Agreement dated effective as of the 10th day of January, 2006.

BETWEEN:

NAME OF TRANSFEROR:	GORDON F. BURLEY

ADDRESS OF TRANSFEROR:	Unit 111, 245 15th Street West
North Vancouver, BC V7M 1S3

(the “Transferor”)

OF THE FIRST PART

AND:

NAME OF TRANSFEREE:	LORRIE ANN ARCHIBALD

ADDRESS OF TRANSFEREE:	1745 Larkhall Crescent
North Vancouver, BC V7H 2Z4

(the “Transferee”)

OF THE SECOND PART

THIS AGREEMENT WITNESSES THAT in consideration of the payment of $0.001 per share and other good and valuable consideration, by the Transferee to the Transferor, the receipt and sufficiency of which is acknowledged, and in reliance of the representations and warranties of the Transferee, the Transferor hereby sells, assigns and transfers to the Transferee the number of shares of common stock of IRELAND INC. (the “Company”) set forth below (the “Shares”) free and clear of all liens, charges and encumbrances. The Transferee acknowledges and agrees that the Shares are restricted shares, as contemplated under the United States Securities Act of 1933 (the “1933 Act”) which have been issued to the Transferor pursuant to Section 4(2) of the 1933 Act without registration and that all share certificates representing the Shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

The Transferee represents and warrants to the Transferor that:

(1)

The Transferee is acquiring the Shares for his own account for investment purposes, with no present intention of dividing his interest with others or reselling or otherwise disposing of any or all of the Shares;

(2)

The Transferee does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(3)	The Transferee has no present or contemplated agreement providing for the sale or other disposition of the Shares;

(4)	The Transferee is not aware of any circumstance presently in existence which is likely in the future to prompt a sale or other disposition of the Shares; and

(5)

The Transferee possesses the financial and business experience to make an informed decision to acquire the Shares and has had access to all information relating to the Company and its business operations which would be necessary to make an informed decision to purchase the Shares.

(6)

The Transferee is an investor in securities of companies in the development stage and acknowledges that she is able to fend for himself, can bear the economic risk of her investment in the Company, and has such knowledge and experience in financial or business matters such that she is capable of evaluating the merits and risks of the investment in the Shares.

The Transferor and the Transferee confirm that OﾒNeill Law Group PLLC has prepared this agreement acting as legal counsel for the Company only, that O'Neill Law Group PLLC has not acted for the Transferor or the Transferee and that the Transferor and the Transferee have each been advised to seek independent legal advice.

This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date of this Agreement.

NUMBER OF SHARES TRANSFERRED:	2,050,000 Shares of Common Stock

TRANSFEROR

SIGNATURE OF TRANSFEROR:	/s/ Gordon F. Burley

NAME OF TRANSFEROR:	GORDON F. BURLEY

TRANSFEREE

SIGNATURE OF TRANSFEREE:	/s/ Lorrie Ann Archibald

NAME OF TRANSFEREE:	LORRIE ANN ARCHIBALD